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                                                                   EXHIBIT 10.15


                                NN BALL & ROLLER
                               800 Tennessee Road
                                Erwin, TN 37650

                                                                August 28, 1997

Mr. James J. Mitchell
14 Sunsent View
Asheville, NC 28804

Dear Jim:

                  This letter sets forth the agreement between you and NN Ball & Roller, Inc. (the "Company") relating to your resignation as the President, Chief Operating Officer and a director of the Company effective July 28, 1997.

                  In consideration of your agreements set forth herein, the Company agrees to: (i) continue payment of your current salary of $16,667 per month until January 31, 1998; (ii) continue to provide group health and dental insurance benefits to you and your wife under the terms of the Company's group plans until January 31, 1998, provided that the terms of any such plans shall be subject to amendment during such period to the extent such amendments apply to the Company's executive officers generally; and (iii) provide you with a lump sum payment of $10,000 on the date hereof to be used by you, if you so choose, to retain an employment search firm. This letter agreement shall not amend or otherwise affect the provisions of, or your rights under, the Company's disability insurance plan, life insurance plan or 401(K) plan or under any options held by you under the Company's stock incentive plan and, for purposes of each of those plans, you shall be deemed to have resigned from the Company's employ as of July 28, 1997.

                  In partial consideration for the Company's promises in the preceding paragraph, you hereby reconfirm and agree to continue to be bound in all respects by and comply with the terms of that certain Non-Competition and Confidentiality Agreement, dated January 27, 1994, between you and the Company, a copy of which is attached as Exhibit A. You further agree that any public statements made by you with respect to the termination of your employment will be subject to the prior approval of the Company.

                  You represent and agree that, as of your execution hereof, you have returned to the Company all copies in your possession of written and other physical materials and computer files and software that were generated or acquired by you in connection with your employment with the Company. You agree that all inventions, know-how, ideas, improvements, trade secrets,


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Mr. James J. Mitchell
August 28, 1997
Page -2-


developments or confidential information (collectively, "Discoveries") that relate to the business, research or development of the Company and which arose in connection with, or of which you acquired knowledge during, your employment with the Company belong to the Company, whether or not patent applications have been filed thereon. You further agree that you have disclosed to the Company all such Discoveries and that, if requested by the Company, you shall execute appropriate documents assigning ownership of such Discoveries to the Company.

                  In exchange for and in partial consideration of the agreements of the Company set forth in this letter agreement, you hereby unconditionally release, acquit and discharge the Company and its past and present officers, directors, employees, agents and consultants of and from all actions, causes of action, claims, demands, obligations, liabilities, or controversies known or unknown, which you may have against the Company by reason of or relating to any cause, action or event whatsoever from the beginning of the world to the date hereof, including, without limitation, any actions, causes of action, claims, demands, obligations, liabilities or controversies arising out of, or relating to, your employment with the Company and the termination thereof. You understand and agree that this release shall bind and inure to the benefit of the assigns, heirs, executors, subsidiaries and affiliates of the Company and its directors, officers, employees, agents and consultants. This release shall not include any claims you may have due to the non-performance of the Company's obligations set forth in this letter agreement.

                  You understand that as a consequence of your signing this agreement you are giving up, with respect to your employment and the termination of that employment, any and all rights you might otherwise have under (1) the Age Discrimination in Employment Act of 1967, as amended; (2) all other federal, state or municipal laws prohibiting discrimination in employment on the basis of sex, race, national origin, religion, age, handicap or other invidious factor; and (3) any and all theories of contract or tort law, whether based on common law or otherwise. You acknowledge and agree that: (1) the Company advised you in writing to consult with an attorney prior to signing this agreement; (2) you were given a period of at least 21 days within which to consider this agreement; and (3) the Company has advised you of your statutory right to revoke your acceptance of this agreement at any time within seven (7) days of you signing of this agreement. In the event you decide to exercise your right to revoke within seven (7) days of your acceptance of this agreement, you warrant and represent that you will do the following: (1) notify the Company in writing of your intent to revoke the agreement, and (2) simultaneously return in full any

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Mr. James J. Mitchell
August 28, 1997
Page -3-


consideration previously received from the Company under this agreement (with no further consideration being payable by the Company to you pursuant to the terms hereof).

                  Upon your execution of this agreement, it will be binding upon you and the Company and your and the Company's respective successors and assigns; provided, however, that you shall not assign any of your rights hereunder without the Company's prior written consent. This letter agreement shall be construed and enforced according to the laws of the State of Tennessee (irrespective of its conflicts of law provisions). In the event that any provision of this letter agreement shall be invalid and legally unenforceable, such provision shall not affect in any respect the validity and enforceability of the remainder of this letter agreement.

                  The Company shall have the right to deduct from all amounts payable hereunder all federal, state, local and other taxes required by law to be withheld with respect to such payments. The Company also shall have the right to set-off against amounts payable hereunder cash advances previously made to you in the amount of $1,957.08 with respect to travel which you did not ultimately undertake.

                  This letter agreement embodies the entire agreement and understanding between you and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. By execution of this letter agreement, you certify that you have read and fully understand the meaning and intent of its terms and have had the opportunity to review it with legal counsel. You agree that you have entered into this agreement voluntarily and knowingly, without coercion and with full knowledge of the nature and consequences of signing it.

                  If the foregoing is acceptable to you, please sign the enclosed copy of this letter and return it to me.

                                                       Very truly yours,

                                                       /s/ Richard D. Ennen
                                                       --------------------
                                                           Richard D. Ennen
                                                               Chairman

Accepted:

/s/ James J. Mitchell
---------------------
    James J. Mitchell
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                                                                      EXHIBIT A

                 NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

         THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT ("Agreement") is made as of January 27, 1994, by James J. Mitchell ("Employee") in favor of NN Ball & Roller, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH

                  WHEREAS, the Company manufactures and supplies precision steel balls and rollers to anti-friction bearing manufacturers, automotive original equipment manufacturers and the automotive aftermarket, the gas and mining industries, producers of drilling bits for oil, gas, and water wells and producers of stainless steel valves and pumps (the "Business"), and its customers are located in more than 25 different countries;

                  WHEREAS, Employee is an employee "at will" with the Company and currently holds a management or executive position with the Company;

                  WHEREAS, the Company is requiring that the Employee, as a condition to and in consideration of his continued employment, enter into this Agreement; and

                  WHEREAS, the Employee desires to enter into this Agreement in order to maintain his employment with the Company.

         NOW, THEREFORE, in consideration of the foregoing premises, the continued employment of the Employee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee hereby agrees with the Company as follows:

         1. TERM. For purposes of this Agreement, the "Term" shall mean the period commencing on the date hereof and continuing through the second anniversary of the date of the Employee's termination of employment with the Company for any reason.

         2.  COVENANT NOT TO COMPETE.

         2.1 EMPLOYEE'S KNOWLEDGE. Employee acknowledges and agrees that he occupies a position of trust and confidence with Company and, in the course of his engagement with the Company, has become and will continue to become familiar with proprietary and


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confidential information concerning the Company. Employee acknowledges and agrees that his services are of a special, unique and extraordinary value to the Company and that the Company would be irreparably damaged if Employee were to provide similar services to any person or entity in violation of the provisions of this Agreement.

         2.2 NON-COMPETE. Employee hereby agrees that, during the Term, he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that competes in the Business anywhere in the world (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee does not own more than an aggregate of two (2%) percent of the stock of such corporation.

         2.3 NON-SOLICITATION. Without limiting the generality of the provisions of Section 2.2 above, Employee hereby agrees that during the Term he will not, directly or indirectly, solicit (or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity in any business which solicits), business from any person, firm, corporation or other entity that is a customer of the Company at the time of such solicitation, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of securing business or contracts relating to the Business.

         2.4 INTERFERENCE WITH RELATIONSHIPS. During the Term, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (a) employ or engage, or solicit for employment or engagement, any person employed or engaged by the Company, or otherwise seek to influence or alter any such person's relationship with the Company, or (b) solicit or encourage any customer of the Company to terminate or otherwise alter his, her or its relationship with the Company.

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                                      -7-

         3. CONFIDENTIAL INFORMATION. (a) During the Term and at all times thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any "Confidential Information." As used in this Agreement, Confidential Information shall mean any information held in confidence by the Company and not freely available to the public which gives the Company an advantage over competitors in the Business, including, without limitation, sales or earnings figures, personnel matters, supplier and customer data and information relating to the Company's manufacturing processes, equipment and customer servicing methods; provided, however, that Confidential Information shall not include any information which otherwise is in the public domain or becomes known in the ball and roller industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

                  (b) Employee hereby represents and warrants to the Company that at all times prior to the date hereof he has kept secret and retained in strictest confidence, and has not furnished, made available or disclosed to any third party or used for the benefit of himself or any third party, any Confidential Information.

         4. JUDICIAL MODIFICATION. If any court of competent jurisdiction shall at any time deem the Term or any covenant contained herein too lengthy, or the Territory too extensive, the other provisions of this Agreement shall nevertheless stand, the Term shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

         5. REMEDIES. Employee acknowledges and agrees that the covenants set forth in the Agreement are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants, and that in the event of Employee's actual or threatened breach of any such covenant, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the covenants contained herein, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without

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the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

         6. CONDITION OF EMPLOYMENT. The Company shall have no obligation to retain the Employee in its employ as a result of this Agreement, there shall be no inference as to the length of employment implied hereby, and the Company reserves the same rights to terminate the employment of the Employee as existed prior to the date hereof.

         7. MISCELLANEOUS. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any other agreements between the parties, written or oral, relating to the subject matter hereof. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original without production of the others. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its choice of law provisions. In the event any provision or portion of any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction as applied to any fact or circumstance, the remaining provisions and portions of this Agreement and the same provision as applied to any other fact or circumstance shall not be affected or impaired thereby, and shall remain valid and enforceable. The terms "he", "his" and "him" are used herein generically for convenience only, and may, as appropriate, be considered to represent the terms "she", "hers" and "her".

         IN WITNESS WHEREOF, the Employee has caused this agreement to be duly executed in favor of the Company on the day and year first above written.

                                    By: /s/ James J. Mitchell
                                        ---------------------
                                        Employee

ACKNOWLEDGED

NN BALL & ROLLER, INC.

By: /s/ Leonard Bowman
    ------------------